Exhibit 4.8

EXECUTION COPY

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC,

as Issuer

ANGLOGOLD ASHANTI LIMITED,

as Guarantor

THE BANK OF NEW YORK MELLON,

as Trustee

Second Supplemental Indenture

Dated as of October 18, 2010

Supplemental to Indenture dated as of September 22, 2010

and

First Supplemental Indenture dated as of September 22, 2010

Second Supplemental Indenture, dated as of October 18, 2010 (this “Second Supplemental Indenture”), among ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC, a corporation duly organized and existing under the laws of the Isle of Man (herein called the “Company”), having its principal office at 1st Floor, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man, IM1 1AG, ANGLOGOLD ASHANTI LIMITED, a company duly organized and existing under the laws of South Africa (herein called the “Guarantor”), having its principal office at 76 Jeppe Street, Newtown, Johannesburg, 2001 (PO Box 62117, Marshalltown, 2107), South Africa, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”), under the Indenture, dated as of September 22, 2010, among the Company, the Guarantor and the Trustee (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of September 22, 2010 among the Company, the Guarantor and the Trustee (the “First Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company issued a series of securities known as the Company’s 6.00% Mandatory Convertible Subordinated Bonds due 2013 (the “Bonds”) pursuant to the Indenture;

WHEREAS, the First Supplemental Indenture contained inadvertent errors in certain definitional terms;

WHEREAS, the preliminary prospectus supplement dated September 15, 2010 (the “Prospectus”) in connection with the offering and sale of the Bonds set forth the correct definition of such terms;

WHEREAS, pursuant to Section 10.1 of the First Supplemental Indenture, the Company and the Trustee may amend the terms of the First Supplemental Indenture without the consent of any Holder of the Bonds to conform the First Supplemental Indenture to the provisions set forth in the Prospectus.

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

1.                                      Amendments

Section 1.2(e) of the First Supplemental Indenture shall be amended as follows:

1.1                               Under the definition of the term “Maximum Conversion Rate,” “0.91954” shall be amended to read “1.14943”;

1.2                               Under the definition of the term “Minimum Conversion Rate,” “1.14943” shall be amended to read “0.91954.”

2.                                      Miscellaneous

2.1                               Indenture Ratified.

Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.

2.2                               Execution in Counterparts.

This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

2.3                               Governing Law.

This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.  The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture, and the Indenture, as supplemented by this Second Supplemental Indenture, shall, to the extent applicable, be governed by such provisions.

2.4                               Effect of This Second Supplemental Indenture.

The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect.  The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.  A form of amended and restated First Supplemental Indenture as modified hereby is attached as Exhibit A hereto.

2.5                               Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

[signature page follows]

2

In witness whereof, each of the parties hereto has caused this Second Supplemental Indenture to be duly executed on its behalf, all as of the day and year first written above.

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:	/s/ Hendrik Johannes Snyman
Name: Hendrik Johannes Snyman
Title: Director

ANGLOGOLD ASHANTI LIMITED

By:	/s/ Srinivasan Venkatakrishnan
Name: Srinivasan Venkatakrishnan
Title: Executive Director – Chief Financial Officer

By:	/s/ Lynda Eatwell
Name: Lynda Eatwell
Title: Company Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Joellen McNamara
Name: Joellen McNamara
Title: Sr. Associate

Signature Page to Second Supplemental Indenture

Exhibit A

Form of Amended and Restated First Supplemental Indenture

[See Next Page]

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC,

as Issuer

ANGLOGOLD ASHANTI LIMITED,

as Guarantor

THE BANK OF NEW YORK MELLON,

as Trustee

First Supplemental Indenture

Dated as of             , 2010

Supplemental to Indenture dated as of September 22, 2010

First Supplemental Indenture, dated as of                    , 2010 (this “Supplemental Indenture”), among ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC, a corporation duly organized and existing under the laws of the Isle of Man (herein called the “Company”), having its principal office at 1st Floor, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man, IM1 1AG, ANGLOGOLD ASHANTI LIMITED, a company duly organized and existing under the laws of South Africa (herein called the “Guarantor”), having its principal office at 76 Jeppe Street, Newtown, Johannesburg, 2001 (PO Box 62117, Marshalltown, 2107), South Africa, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”), under the Indenture, dated as of September 22, 2010, among the Company, the Guarantor and the Trustee (the “Base Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Base Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company carrying the Guaranty of the Guarantor, and Section 301 of the Base Indenture provides for the establishment of the form and terms of Securities issued thereunder through one or more supplemental indentures, and the addition, modification or elimination of any provisions of the Base Indenture in respect of such Securities;

WHEREAS, the Company and the Guarantor desire by this Supplemental Indenture to create a new series of Securities to be issuable under the Base Indenture, as supplemented by this Supplemental Indenture, and to be known as the Company’s 6.00% Mandatory Convertible Subordinated Bonds due 2013 (the “Bonds”), the principal amount of which is mandatorily exchangeable at Maturity (as defined herein) into American Depositary Shares (“ADSs”) of the Guarantor, each currently representing one ordinary share of the Guarantor, on the terms and under the conditions specified in this Supplemental Indenture;

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Supplemental Indenture to establish the Bonds as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Bonds and additional covenants for the benefit of the Holders thereof and the Trustee; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Bonds by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Bonds and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

1.                                      Base Indenture; Definitions

1.1                               Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect.  The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.  To the extent any provision of this Supplement Indenture is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall govern.

1.2                               Definitions.

For all purposes of this Supplemental Indenture and the Bonds, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a)           any reference to a “Section” refers to a Section of this Supplemental Indenture;

(b)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(c)           all terms used in this Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Supplemental Indenture;

(d)           the term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Bonds; and

(e)           the following terms have the meanings given to them in this Section 1.2(e):

“ADS Depositary” means the depositary for the Guarantor’s ordinary shares represented by the ADSs, currently The Bank of New York Mellon, pursuant to the Amended and Restated Deposit Agreement, dated as of June 3, 2008, among the ADS Depositary, the Guarantor and the holders and beneficial owners from time to time of American Depositary Receipts.

“ADS Price” means (i) in the case of a Fundamental Change described in clause (a)(i) or (b) of the definition of Fundamental Change, in which the holders of the Guarantor’s ordinary shares receive only cash in such Fundamental Change, the cash amount paid per ADS; and (ii) otherwise, the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change.

“ADSs” has the meaning set forth in the recitals.

“Allocable Amounts” means all amounts due or to become due on Company Senior Indebtedness or Guarantor Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Company Senior Indebtedness or Guarantor Indebtedness (whether as a result of receipt of payments by the holders of such Company Senior Indebtedness or Guarantor Indebtedness from the Company, the Guarantor or any other obligor thereon or from any holders of, or trustee in respect of, other Indebtedness that is subordinate and junior in right of payment to such Company Senior Indebtedness or Guarantor Indebtedness pursuant to any provision of such Indebtedness for the payment over of amounts received on account of such Indebtedness to the holders of such Company Senior Indebtedness or Guarantor Indebtedness or otherwise), but for the fact that such Company Senior Indebtedness or Guarantor Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Company Senior Indebtedness or Guarantor Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Anticipated Effective Date” has the meaning set forth in Section 2.6(b).

“Approval Date” means the date, if any, on which Shareholder Conversion Approval is obtained.

“Bonds” has the meaning set forth in the recitals.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, in South Africa or in the Isle of Man are authorized or obligated by law or executive order to close.

“Company Proceeding” has the meaning set forth in Section 9.1(b).

“Company Senior Indebtedness” means all Indebtedness of the Company except (i) any Indebtedness which is by its terms pari passu with the Bonds; and (ii) Indebtedness owed to a Subsidiary or Affiliate of the Company, including the Guarantor.  Company Senior Indebtedness does not include shares of the Company’s capital stock or warrants, options or rights to acquire shares of the Company’s capital stock (but excluding any debt security that is convertible into, or exchangeable for, shares of the Company’s capital stock) or trade payables.

“Conversion Agent” means initially the Trustee or such other office or agency subsequently designated by the Company where the Bonds may be presented for conversion.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered.

“close of business” has the meaning set forth in Section 3.2(c).

“current market price” has the meaning set forth in Section 3.2(a).

“Daily Conversion Amount” means the amount of ADSs determined for each Trading Day during the Observation Period in accordance with Section 2.3 hereof.

“Daily VWAP” of an ADS (or other security for which a Daily VWAP must be determined) means, for any Trading Day, the volume-weighted average price per ADS (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AU <equity> AQR” (or its equivalent successor if such page is not available), or the corresponding Bloomberg VWAP page for such other security, in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by the Company determines in good faith using a volume-weighted average method, which determination shall be conclusive).

“Deferred Interest” means accrued and unpaid interest that has been deferred in accordance with Section 2.2(b), and interest on such deferred accrued and unpaid interest, to the extent permitted by applicable law, at a rate equal to the Stated Interest Rate calculated on the basis of a 360-day year of twelve 30-day months.

“Deferral Period” has the meaning set forth in Section 2.2(b).

“Dividend Threshold Amount” has the meaning set forth in Section 3.1(d).

“DTC” has the meaning set forth in Section 2.1(b).

“Effective Date” means the date on which a Fundamental Change becomes effective.

“exchange property” has the meaning set forth in Section 4.1(a) hereof.

“ex-dividend date” has the meaning set forth in Section 3.2(b).

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant scheme of arrangement, the ordinary shares of Newco (or depositary or other receipts or certificates representing such ordinary shares) are admitted to listing and trading on either a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934 or on the London Stock Exchange.

“expiration date” has the meaning set forth in Section 3.1(e).

“Fixed Conversion Rates” means each of the Maximum Conversion Rate and the Minimum Conversion Rate.

“Fundamental Change” means the occurrence of any of the following events:

(a)           (i) an offer is made to all (or as nearly as may be practicable all) shareholders of the Guarantor (or all (or as nearly as may be practicable all) such shareholders of the Guarantor other than the offeror and/or any parties acting in concert (as defined in Section 440A of the South African Companies Act or Parts B and C of the South African Companies Act, 2008, whichever is then in force) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Guarantor or if any

Person proposes a scheme with regard to such acquisition (other than an Exempt Newco Scheme) and (such offer or scheme having become or been declared unconditional in all respects) the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Guarantor’s shareholders has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; provided, however, that a Fundamental Change will not be deemed to have occurred pursuant to this clause (a)(1) if at least 90% of the consideration received by holders of the Guarantor’s ordinary shares in the transaction or transactions under this clause (a)(i) consists of ordinary shares or shares of common stock that are listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market and as a result of this transaction or transactions, the Bonds become convertible into such consideration; or

(ii)           any Person and/or any parties acting in concert (defined as aforesaid) shall own, acquire or control (or have the right to own, acquire or control) more than 50% of the issued ordinary share capital of the Guarantor or the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of shareholders of the Guarantor.

(b)           the Guarantor is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Guarantor, or any other similar transaction or series of related transactions pursuant to which its ordinary shares will be converted into cash, securities or other property or the Guarantor sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Guarantor and its Subsidiaries; provided, however, that a Fundamental Change will not be deemed to have occurred pursuant to this clause (b) if at least 90% of the consideration received by holders of the Guarantor’s ordinary shares in the transaction or transactions under this clause (b) consists of ordinary shares or shares of common stock that are listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market and as a result of this transaction or transactions, the Bonds become convertible into such consideration;

(c)           the ordinary shares of the Guarantor (or any other common equity security underlying the securities into which the Bonds become convertible in connection with a reorganization event) or the ADSs of the Guarantor (or any other security into which the Bonds become convertible in connection with a reorganization event) cease to be listed or quoted on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(d)           the shareholders of the Guarantor approve any plan for the liquidation, dissolution or termination of the Guarantor.

“Fundamental Change Conversion” has the meaning set forth in Section 2.6(a).

“Fundamental Change Conversion Notice” has the meaning set forth in Section 2.6(b).

“Fundamental Change Conversion Period” has the meaning set forth in Section 2.6(a).

“Fundamental Change Conversion Rate” means the conversion rate set forth in the table below for the applicable Effective Date of a Fundamental Change and the applicable ADS Price:

	ADS Price
Effective Date	$20.00	$25.00	$30.00	$35.00	$40.00	$43.50	$50.00	$55.00	$60.00	$65.00	$75.00	$85.00	$100.00	$125.00	$150.00
Sept. 22, 2010	1.02503	1.01256	0.99392	0.97460	0.95722	0.94675	0.93116	0.92225	0.91556	0.91064	0.90462	0.90184	0.90072	0.90174	0.90335
Sept. 15, 2011	1.07552	1.06304	1.04133	1.01642	0.99242	0.97738	0.95442	0.94109	0.93103	0.92363	0.91459	0.91031	0.90815	0.90829	0.90923
Sept. 15, 2012	1.11979	1.11510	1.09804	1.07059	1.03821	1.01571	0.97936	0.95807	0.94252	0.93176	0.92007	0.91558	0.91389	0.91408	0.91457
Sept. 15, 2013	1.14941	1.14941	1.14941	1.14941	1.14941	1.14941	1.00000	0.91952	0.91952	0.91952	0.91952	0.91952	0.91952	0.91952	0.91952

The ADS Prices set forth in the column headers will be adjusted as of any date on which the Fixed Conversion Rates of the Bonds are adjusted.  The adjusted ADS Prices will equal the ADS Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the ADS Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted.  Each of the conversion rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 3 hereof.

The exact ADS Price and Effective Date of the Fundamental Change may not be set forth on the table, in which case:

(a)           if the ADS Price is between two ADS Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(b)           if the ADS Price is in excess of US$150.00 per share (subject to adjustment in the same manner and at the same time as the ADS Prices in the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment as set forth in Section 3 hereof; and

(c)           if the ADS Price is less than US$20.00 per share (subject to adjustment in the same manner and at the same time as the ADS Prices in the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate, subject to adjustment as set forth in Section 3 hereof.

“Guarantee” means the unconditional guarantee by the Guarantor of the Bonds pursuant to Article 16 of the Base Indenture, as modified by Section 6.6 of this Supplemental Indenture.

“Guarantor Indebtedness” means all Indebtedness of the Guarantor, except any (i) Indebtedness which is by its terms pari passu with the Bonds; (ii) Indebtedness owed to a Subsidiary or Affiliate of the Guarantor; and (iii) guarantees by the Guarantor in respect of share capital issued by Subsidiaries of the Guarantor.  Guarantor Indebtedness does not include shares of the Guarantor’s capital stock or warrants, options or rights to acquire shares of the Guarantor’s capital stock.

“Guarantor Proceeding” has the meaning set forth in Section 9.2(b).

“Indebtedness” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or business; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person for claims in respect of derivative products, including without limitation, interest rate and foreign exchange contracts, forward commodity contracts (whether related to mortgages, securities, commodities or otherwise), options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person for the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any of the obligations described in clauses (i) through (vii).

“Initial Price” means US$50.00 divided by the Maximum Conversion Rate, which shall, for purposes of determining which clauses of Section 2.3(b) will apply, be rounded to the nearest 1/10th of one cent (US$43.500).

“Interest Payment Date” has the meaning set forth in Section 2.1 hereof.

“junior securities” has the meaning set forth in Section 9.10.

“Junior Subordinated Payment” has the meaning set forth in Section 9.1(b).

“last reported sale price” has the meaning set forth in Section 4.1(e).

“Maximum Conversion Rate” means 1.14943, subject to adjustment as provided in Section 3.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or other market on which the ADSs are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or in any options, contracts or futures contracts relating to the ADSs.

“Maturity” or “Maturity Date” means the date on which the principal of the Bonds becomes due and payable as provided herein, whether on the Stated Maturity Date or by declaration of acceleration.

“merger common stock” has the meaning set forth in Section 4.1(d).

“merger valuation percentage” has the meaning set forth in Section 4.1(e).

“merger valuation period” has the meaning set forth in Section 4.1(e).

“Minimum Conversion Rate” means 0.91954, subject to adjustment as provided in Section 3.

“Newco Scheme” means a scheme of arrangement which effects the interposition of a limited liability company (“Newco”) between the shareholders of the Guarantor immediately prior to the scheme of arrangement (the “Existing Shareholders”) and the Guarantor; provided that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders (or where depositary or other receipts or certificates representing ordinary shares of Newco are issued to the Existing Shareholders, the only holders of such depositary or other receipts or certificates are the Existing Shareholders) and that all Subsidiaries of the Guarantor immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Guarantor) are Subsidiaries of the Guarantor (or of Newco) immediately after the scheme of arrangement.

“NYSE” means the New York Stock Exchange, Inc.

“Observation Period” means the twenty consecutive Trading Day period beginning on, and including, the 25th Scheduled Trading Day immediately preceding September 15, 2013.

“open of business” has the meaning set forth in Section 3.2(c).

“Optional Conversion Commencement Date” means the earlier of (i) 90 calendar days following the first original issuance date of the Bonds and (ii) the Approval Date.

“Optional Conversion Date” has the meaning set forth in Section 2.8(c).

“Optional Early Conversion” has the meaning set forth in Section 2.4(a).

“Regular Record Date” with respect to any Interest Payment Date means the March 1, June 1, September 1 or December 1 immediately preceding the applicable Interest Payment Date, respectively.

“reorganization event” has the meaning set forth in Section 4.1(a).

“Reserved Shares” means, upon the Shareholder Conversion Approval, the ordinary shares of the Guarantor reserved for the purposes of satisfying the Guarantor’s or the

Company’s obligations to deliver ADSs upon the conversion of the Bonds (subject to increase if the Guarantor receives shareholder approval to issue additional ordinary shares for purposes of satisfying the Guarantor’s or the Company’s obligation to deliver ADSs upon conversion of the Bonds and subject to adjustments for stock splits and other corporate events to the extent provided for in the applicable shareholder approval or applicable law).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or other market on which the ADSs are listed or admitted for trading.  If the ADSs are not so listed or admitted for trading, Scheduled Trading Day means a Business Day.

“Shareholder Conversion Approval” means the approval by the Guarantor’s shareholders in a general meeting of the issue of ordinary shares underlying the ADSs issuable by the Guarantor or the Company upon an exercise of conversion rights under the Bonds and the placing of a sufficient number of the Guarantor’s ordinary shares under control of the directors of the Guarantor as a specific authority for that purpose.

“spin-off” has the meaning set forth in Section 3.1(c).

“Stated Interest Rate” has the meaning set forth in Section 2.1(b).

“Stated Maturity Date” means September 15, 2013, provided, however, that if a Market Disruption Event occurs during the twenty consecutive Scheduled Trading Day period (such period subject to extension by a number of Scheduled Trading Days during such period, as extended, on which a Market Disruption Event occurs) beginning on, and including, the 25th Scheduled Trading Day immediately preceding September 15, 2013, the Stated Maturity Date shall be postponed by the number of Scheduled Trading Days during such period on which a Market Disruption Event occurred.

“Threshold Appreciation Price” means US$50.00 divided by the Minimum Conversion Rate which shall, for purposes of determining which clauses of Section 2.3(b) will apply, be rounded to the nearest 1/10th of one cent (US$54.375)

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in ADSs generally occurs on the NYSE or, if the ADSs are not then listed on the NYSE, on the primary other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a United States national or regional securities exchange, on the primary other market on which the ADSs are then listed or admitted for trading.  If the ADSs (or other security for which a Daily VWAP must be determined) are not so listed or admitted for trading, Trading Day means a Business Day.

“Treasury Yield” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the relevant conversion date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to September 15, 2013; provided, however, that if the then-remaining term to September 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield will be obtained by linear interpolation between the next longest and next shortest constant maturities.

“true-up cash amount” has the meaning set forth in Section 5.2(a).

“unit of exchange property” has the meaning set forth in Section 4.1(a).

“valuation period” has the meaning set forth in Section 3.1(c).

2.                                      General Terms And Conditions of The Bonds

2.1                               Designation.

(a)                                 There is hereby authorized and established a new series of Securities designated the “6.00% Mandatory Convertible Subordinated Bonds due 2013.”  The Bonds will initially be limited to an aggregate principal amount of US$789,086,750 (which amount does not include Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 304, 305, 306 and 1305 of the Base Indenture).

(b)                                 The principal of the Bonds shall be due and payable as described in Section 2.7 on the Stated Maturity Date.  The Bonds shall be unsecured and shall bear interest at the rate of 6.00% per annum (the “Stated Interest Rate”), from September 22, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly on March 15, June 15, September 15 and December 15, commencing December 15, 2010, until converted as provided herein, and at Maturity (each, an “Interest Payment Date”).  The Bonds shall be initially issued in the form of a global Bond (“Global Bond”) pursuant to Section 203 of the Base Indenture and the Depositary for the Bonds shall be The Depository Trust Company, New York, New York (“DTC”).

(c)                                  The Bonds shall not be redeemable or terminable prior to their Stated Maturity Date (except that they may be converted at the Company’s option as provided in Section 2.5) and shall not be subject to any sinking fund.

(d)                                 The Bonds shall be mandatorily convertible on the Stated Maturity Date as provided in Section 2.3.

(e)                                  The Bonds shall be issuable in registered form without coupons in a minimum denomination of US$50.00 and integral multiples thereof.

(f)                                   The Company shall not be obligated to pay any additional amount on the Bonds in respect of taxes, except as otherwise provided in 6.2 hereof and in Section 1005 of the Base Indenture.

(g)                                  The form of Bond attached hereto as Exhibit A is hereby adopted as a form of Securities of a series that consists of the Bonds.

2.2                               Payments of Interest, Interest Deferral Right.

(a)                                 Payments of Interest.  Each Bond shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of such Bond attached as Exhibit A hereto.  Interest on the Bonds shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Person in whose name any Bond is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided that interest that is deferred pursuant to Sections 2.2(b), 2.2(c) and 2.2(d) hereof shall be payable as provided therein.  The Place of Payment for interest shall be the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be the Corporate Trust Office of the Trustee.  The Company shall pay interest (i) on any Bonds in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Bond register (or upon appropriate written application by such Person to the Trustee or other Paying Agent not later than 15 Business Days prior to the Interest Payment Date, by wire transfer in immediately available funds to such Person’s account in New York, if such Person is entitled to interest on an aggregate principal in excess of US$10,000,000) or (ii) on any Global Bond by wire transfer of immediately available funds to the account of DTC or its nominee.  If any Interest Payment Date falls on a day that is not a Business Day, payment of any amount otherwise payable on that date will be made on the first following day that is a Business Day with the same force and effect as if made on the date it would otherwise have been payable.  No additional interest will accrue as a result of such delayed payment.

(b)                                 Interest Deferral Option.  The Company may at its sole discretion elect to defer any interest to be paid on any of the Interest Payment Dates, and may extend any period in which any interest payment has been so deferred (a “Deferral Period”) at any time or from time to time and such deferral shall not constitute a Default or Event of Default with respect to the Bonds, provided that (i) the Company is not then in default in payment of interest at the time deferral is elected, (ii) notice is given as provided in Section 2.2(c) below, (iii) Deferral Periods shall end no later than September 15, 2013, and (iv) any Deferral Period shall end on an Interest Payment Date.  During any Deferral Period, interest shall continue to accrue, and at the end of a Deferral Period the Company shall pay all Deferred Interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law, at a rate equal to the Stated Interest Rate calculated on the basis of a 360-day year of twelve 30-day months.  Such payment will be made to such Holders and at such times as non-Deferred Interest on the Bond would be payable on the Interest Payment Date on which the Deferral Period ends.  Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may elect to begin a new Deferral Period, subject to the limitations set forth above.

(c)                                  Interest Deferral Notice.  To initiate or extend a Deferral Period the Company shall give the Trustee and the Holders of Bonds written notice of its election to begin or extend a Deferral Period at least 20 calendar days prior to the Interest Payment Date on which such interest would otherwise be payable, and the notice shall indicate the Interest Payment Date on which the Deferral Period is expected to end.  Subject to the limitations of Section 2.2(b), prior to the termination of any Deferral Period, the Company may elect to extend such deferral period to a later Interest Payment Date of the Bonds.

(d)                                 Interest Deferral Payment Restrictions.  During any Deferral Period, subject to the exceptions set forth below, none of the Company, the Guarantor, or any Subsidiary of the Guarantor shall declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Company’s or the Guarantor’s capital stock or make any guarantee payment with respect thereto.  In addition, during any such deferral period, none of the Company, the Guarantor or any Subsidiary of the Guarantor shall make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by the Company or the Guarantor that rank equally with or junior to the Bonds, or the guarantee thereof by the Guarantor, as the case may be, other than pro rata payments of accrued and unpaid interest on the Bonds and any other debt securities or guarantees issued by the Company or the Guarantor, as the case may be, that rank equally with the Bonds or the guarantee thereof, as applicable (except and to the extent the terms of any such debt securities or guarantees would prohibit the Company, the Guarantor or any Subsidiary of the Guarantor from making such pro rata payment or making payment at all thereunder).

The restrictions described above shall not apply to:

(i)                                     any purchase, redemption or other acquisition of shares or capital stock of the Company or the Guarantor in connection with (1) any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or shareholder purchase plan, or (3) the issuance of shares or capital stock, or securities convertible into or exercisable for such shares or capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

(ii)                                  any exchange, redemption, or conversion of any class or series of the Guarantor’s share capital, or the capital stock of a Subsidiary of the Guarantor, for any other class or series of the Guarantor’s share capital, or of any class or series of indebtedness of the Guarantor or any Subsidiary of the Guarantor for any class or series of the Guarantor’s share capital;

(iii)                               any purchase of fractional interests in shares of the Guarantor’s share capital pursuant to the conversion or exchange provisions of such share capital or the securities being converted or exchanged;

(iv)                              any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(v)                                 any dividend in the form of shares, warrants, options or other rights where the dividend or shares issuable upon exercise of such warrants, options or other rights is the same shares as that on which the dividend is being paid or ranks equally with or junior to such shares; and

(vi)                              any intra-group payments, by way of dividends or otherwise, made by the Guarantor’s Subsidiaries to the Guarantor or the Guarantor to one of its Subsidiaries.

2.3                               Mandatory Conversion.

(a)                                 Each Bond shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 2.4 hereof, at the option of the Company in accordance with Section 2.5 hereof, upon the occurrence of a Fundamental Change in accordance with Section 2.6 hereof, or upon the acceleration of the maturity of the Bonds in accordance with Section 7.2 hereof) on the Stated Maturity Date into a number of ADSs determined as provided in Section 2.3(b), subject to automatic cash settlement pursuant to Section 5.1 hereof and cash true-up pursuant to Section 5.2 hereof.  In addition to the ADSs issuable upon conversion of each Bond on the Stated Maturity Date, Holders of Bonds will have the right to receive on the Stated Maturity Date an amount in cash equal to all accrued and unpaid interest on the Bonds (including Deferred Interest) to, but excluding, September 15, 2013.

(b)                                 The number of ADSs into which a Bond shall convert on the Stated Maturity Date shall be the sum of the Daily Conversion Amounts determined for each Trading Day of the Observation Period as follows:

(i)                                     if the Daily VWAP of the ADSs on such Trading Day is equal to or greater than the Threshold Appreciation Price, then the Daily Conversion Amount per Bond shall be equal to 1/20th of the Minimum Conversion Rate;

(ii)                                  if the Daily VWAP of the ADSs on such Trading Day is less than the Threshold Appreciation Price but greater than the Initial Price, then the Daily Conversion Amount per Bond shall be equal to US$2.50 divided by the Daily VWAP of the ADSs on such Trading Day; and

(iii)                               if the Daily VWAP of the ADSs on such Trading Day is less than or equal to the Initial Price, then the Daily Conversion Amount per Bond shall be equal to 1/20th of the Maximum Conversion Rate.

All such calculations shall be made to the nearest 1/100,000th of an ADS or, if there is not a nearest 1/100,000th of an ADS, to the next higher 1/100,000th of an ADS.

2.4                               Early Conversion at the Option of the Holder.

(a)                                 Holders of the Bonds shall have the right to convert their Bonds, in whole or in part, at any time from the Optional Conversion Commencement Date until the 25th Scheduled Trading Day immediately preceding September 15, 2013 at the Minimum Conversion Rate (“Optional Early Conversion”), subject to adjustment as described under Section 3 hereof and to the automatic cash settlement provisions set forth in Section 5.1 hereof and the cash true-up provisions set forth in Section 5.2 hereof.

(b)                                 Upon Optional Early Conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below.  In addition to the number of ADSs issuable upon conversion, a Holder who elects to convert Bonds early pursuant to Section 2.4(a) shall have the right to receive an amount equal to any Deferred Interest to, but excluding, the Interest Payment Date preceding the date of conversion.  The Company’s settlement of its obligation to convert the Bonds into ADSs upon Optional Early Conversion in accordance with this Section 2.4 shall be deemed to satisfy its obligation to pay the principal amount of the Bonds that are converted and accrued and unpaid interest, if any, from the Interest Payment Date preceding the date of conversion in respect of such Bonds.  As a result, accrued and unpaid interest from the Interest Payment Date preceding the date of conversion to, but excluding, the date of conversion shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

Notwithstanding the preceding sentence, if Bonds are converted pursuant to Section 2.4(a) after the close of business on a Regular Record Date but prior to the open of business on the corresponding Interest Payment Date, Holders of such Bonds as of the close of business on such Regular Record Date will receive payment of interest (including Deferred Interest, to the extent such Interest Payment Date is also the end of a Deferral Period) accrued to, but excluding, such Interest Payment Date.  Bonds surrendered for Optional Early Conversion during the period from the close of business on a Regular Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Deferred Interest, if applicable) payable on the converted Bonds on such Interest Payment Date.

Except as provided above, no payment or adjustment will be made for accrued but unpaid interest from the Interest Payment Date preceding the date of conversion to, but excluding, the date of conversion on Bonds that are the subject of an Optional Early Conversion.

2.5                               Early Conversion at the Company’s Option.

(a)                                 The Company shall have the right to convert the Bonds at its option, in whole but not in part, at any time after the Approval Date and on or before the 25th Scheduled Trading Day immediately preceding September 15, 2013 upon not less than 20 Scheduled Trading Days’ nor more than 30 Scheduled Trading Days’ prior written notice (the “Mandatory Early Conversion Notice”) to the Holders of the Bonds (“Mandatory Early Conversion”).

(b)                                 On the conversion date (the “Mandatory Early Conversion Date”) specified in the Mandatory Early Conversion Notice, a Holder of Bonds shall receive (i) a number of ADSs per Bond equal to the Maximum Conversion Rate, subject to the cash true-up provisions set forth in Section 5.2 hereof; (ii) an amount payable in cash equal to any accrued and unpaid interest (including Deferred Interest) on the Bonds to, but excluding, the Mandatory Early Conversion Date; and (iii) an amount payable in cash equal to the present value of all remaining interest payments on the Bonds, including the interest payment due on September 15, 2013 (but excluding any accrued and unpaid interest to the Mandatory Early Conversion Date), computed using a discount rate equal to the Treasury Yield plus 50 basis points.

2.6                               Conversion Upon Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time after the initial issuance of the Bonds up to, and including, the 25th Scheduled Trading Day immediately preceding September 15, 2013, then, regardless whether Shareholder Conversion Approval has been obtained, but subject to the automatic cash settlement provisions set forth in Section 5.1 hereof and the cash true-up provisions set forth in Section 5.2 hereof, Holders of the Bonds shall be permitted to convert their Bonds, in whole or in part (“Fundamental Change Conversion”), at any time during the period beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) September 15, 2013 and (ii) the date that is 20 Business Days after the Effective Date of such Fundamental Change (the “Fundamental Change Conversion Period”) at the Fundamental Change Conversion Rate, plus an amount payable in cash equal to accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of such conversion, plus an amount payable in cash equal to the present value of all remaining interest payments on the Bonds, including the interest payment due on September 15, 2013 (but excluding any accrued and unpaid interest to the date of conversion), computed using a discount rate equal to the Treasury Yield plus 50 basis points.

(b)                                 At such time as the Company is reasonably able to anticipate the Effective Date of the Fundamental Change (such date, as set forth in such notice, the “Anticipated Effective Date”), the Company shall send a written notice (the “Fundamental Change Conversion Notice”) to the Trustee and the Holders of the Bonds, of the Anticipated Effective Date and the corresponding Fundamental Change Conversion Period.  To the extent practicable, the Company will provide the Fundamental Change Conversion Notice at least 20 days prior to the Anticipated Effective Date, but in any event will provide such notice not later than two Business Days following the Company’s becoming aware of the occurrence of a Fundamental Change.

2.7                               Conversion Procedures for Mandatory Conversion.

The Holder or Holders entitled to receive the ADSs issuable upon mandatory conversion on the Stated Maturity Date in accordance with Section 2.3, upon conversion at the Company’s option in accordance with Section 2.5, or upon acceleration of the Bonds in accordance with Section 7.2, shall be treated for all purposes as the record holder(s) of such ADSs as of 5:00 p.m., New York City time, on the last Trading Day of the Observation Period, in the case of conversion pursuant to Section 2.3, the Mandatory Early Conversion Date, in the case of conversion pursuant to Section 2.5, or the date of acceleration, in the case of conversion pursuant to Section 7.2.  Prior to such time, the ADSs issuable upon conversion of the Bonds (and the ordinary shares underlying such ADSs) shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the ADSs or underlying ordinary shares (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Bonds.  The ADSs shall be delivered as promptly as practicable after the last Trading Day of the Observation Period, the Mandatory Early Conversion Date or the date of acceleration, as applicable.

2.8                               Conversion Procedures for Optional Conversion.

(a)                                 If a holder who holds a beneficial interest in a Global Bond elects to convert its Bonds prior to the Stated Maturity Date in accordance with Section 2.4 or Section 2.6, such holder must observe the following conversion procedures to convert the Bonds:

(i)                                     deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program;

(ii)                                  if required, pay all taxes or duties, if any, pursuant to Section 6.3; and

(iii)                               if Optional Early Conversion is being effected after the close of business on a Regular Record Date but prior to the open of business on the related Interest Payment Date, include a cash or check in the amount equal to the interest (including Deferred Interest) required to be paid pursuant to Section 2.4(b).

(b)                                 If a Holder who holds Bonds in certificated form elects to convert its Bonds prior to the Stated Maturity Date in accordance with Section 2.4 or Section 2.6, such Holder must observe the following conversion procedures to convert the Bonds:

(i)                                     complete and manually sign an “Optional Early Conversion Notice” substantially in the form of Exhibit B hereto;

(ii)                                  deliver the completed “Optional Early Conversion Notice” and the certificated Bonds to the Conversion Agent;

(iii)                               if required, furnish appropriate endorsements and transfer documents; and

(iv)                              if required, pay all transfer or similar taxes or duties, if any, pursuant to Section 6.3; and

(v)                                 if Optional Early Conversion is being effected after the close of business on a Regular Record Date but prior to the open of business on the related Interest Payment Date, include a check in the amount equal to the interest (including Deferred Interest) required to be paid pursuant to Section 2.4(b).

(c)                                  The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements (the “Optional Conversion Date”).

(d)                                 The Holder or Holders entitled to receive the ADSs issuable upon Optional Early Conversion or in connection with a Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such ADSs as of 5:00 p.m., New York City time, on the Optional Conversion Date.  Prior to such Optional Conversion Date, ADSs issuable upon conversion of any Bonds (and ordinary shares underlying such ADSs) shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the ADSs or underlying ordinary shares (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Bonds.  The ADSs shall be delivered as promptly as practicable after the Optional Conversion Date.

2.9                               No Fractional ADSs.

If more than one Bond shall be surrendered for conversion at one time by the same Holder, the number of full ADSs which shall be delivered upon such conversion, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Bonds surrendered.  No fractional ADSs shall be issued or delivered upon any conversion of any Bonds.  In lieu of any fractional ADSs which, but for the immediately preceding sentence, would otherwise be deliverable upon such conversion, the Holder shall be entitled to receive an amount of cash (computed to the nearest cent) equal to the same fraction of:

(a)                                 in the case of a Fundamental Change Conversion, the ADS Price,

(b)                                 in the case of mandatory conversion on the Stated Maturity Date, the Daily VWAP of an ADS on the last Trading Day of the Observation Period; or

(c)                                  in the case of any other conversion, the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of conversion.

The Company shall, upon such conversion of any Bonds, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional ADSs deliverable upon such conversion, and the Company shall retain such fractional ADSs or other securities.

3.                                      Conversion Rate Adjustments

3.1                               Conversion Rate Adjustments.

Each Fixed Conversion Rate shall be adjusted as provided below, except that no adjustment shall be made to the Fixed Conversion Rates if Holders of the Bonds participate, as a result of holding the Bonds, in any of the transactions described in Section 3.1(a) (but only with respect to an issue by the Guarantor of ordinary shares either as a dividend or as a distribution on its ordinary shares), Section 3.1(b), Section 3.1(c) and Section 3.1(d) below at the same time as holders of ordinary shares of the Guarantor without having to convert their Bonds as if they held a number of ADSs equal to the Maximum Conversion Rate in effect prior to the relevant ex-dividend date or effective date:

(a)                                 If the Guarantor issues ordinary shares as a dividend or distribution on its ordinary shares, or if the Guarantor effects a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =                                                                 the number of the Guarantor’s ordinary shares outstanding immediately prior to the open of business on such ex-dividend date or such effective date;

OS1 =                                                                 the number of the Guarantor’s ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination;

ADS0 =                                                        the number of ordinary shares of the Guarantor represented by an ADS immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable; and

ADS1 =                                                        the number of ordinary shares of the Guarantor represented by an ADS immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 3.1(a) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 3.1(a) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Guarantor issues to all or substantially all holders of its ordinary shares any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase ordinary shares of the Guarantor at a price per share less than the current market price of the Guarantor’s ordinary shares on the date of the first public announcement of the terms of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date;

OS0 =                                                                 the number of the Guarantor’s ordinary shares outstanding immediately prior to the open of business on such ex-dividend date;

X =                                                                             the total number of the Guarantor’s ordinary shares issuable pursuant to such rights, options or warrants; and

Y =                                                                            the number of the Guarantor’s ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the current market price of the Guarantor’s ordinary shares on the date of the first public announcement of the terms of issuance of such rights, options or warrants.

Any increase made under this Section 3.1(b) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance.  To the extent that the Guarantor’s ordinary shares are not delivered after the expiration of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect had the increase with respect to such rights, options or warrants been made on the basis of delivery of only the number of the Guarantor’s ordinary shares actually delivered.  If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights options or warrants entitle the holders to subscribe for or purchase the Guarantor’s ordinary shares at less than the current market price of the Guarantor’s ordinary shares on the date of the first public announcement of the terms of such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.

(c)                                  If the Guarantor distributes shares in its share capital, evidences of its indebtedness, other assets or property of the Guarantor or rights or warrants to acquire the Guarantor’s shares in its share capital or other securities to all or substantially all holders of its ordinary shares, excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 3.1(a) or 3.1(b) above; (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 3.1(d) below; and (iii) spin-offs to which the provisions set forth below in this Section 3.1(c) shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the open of business on such ex-dividend date;

SP0 =                                                                  the current market price of the Guarantor’s ordinary shares on the ex-dividend date for such distribution; and

FMV =                                                          the fair market value (as determined by the Guarantor’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding ordinary share of the Guarantor on the ex-dividend date for such distribution.

If the then fair market value of the portion of the shares in the Guarantor’s share capital, evidences of indebtedness or other assets or property so distributed applicable to one ordinary share is equal to or greater than the current market price of the Guarantor’s ordinary shares on the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each Holder of a Bond shall receive, at the same time and upon the same terms as holders of the Guarantor’s ordinary shares, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of ordinary shares underlying a number of ADSs equal to the Maximum Conversion Rate in effect on the record date for the distribution of the securities or assets.

Any increase made under the portion of this Section 3.1(c) above will become effective immediately after the open of business on the ex-dividend date for such distribution.  If such distribution is not so paid or made, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 3.1(c) where there has been a payment of a dividend or other distribution on the Guarantor’s ordinary shares of shares in its share capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor and such dividend or distribution is listed for trading on a United States national securities exchange (a “spin-off”), then each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the end of the valuation period;

FMV0 =                                                     the average of the Daily VWAP of the share capital or similar equity interest distributed to holders of the Guarantor’s ordinary shares applicable to one ordinary share over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =                                                              the average of the Daily VWAP of the Guarantor’s ADSs (divided by the number of ordinary shares represented by an ADS) over the valuation period.

The adjustment to each Fixed Conversion Rate under the preceding paragraph will occur as of the close of business on the last Trading Day of the valuation period; provided that in respect of any conversion during the valuation period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date for such spin-off and the date of conversion in determining the applicable Fixed Conversion Rate.

(d)           If the Guarantor pays any cash dividend or distribution made to all or substantially all holders of its ordinary shares during any annual period commencing on September 15 that, when added to all other cash dividends or distributions to holders of ordinary shares made in such annual period, exceeds the Dividend Threshold Amount (as defined below), each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =                                                                   the current market price of the Guarantor’s ordinary shares on the ex-dividend date for such dividend or distribution;

C =                                                                             the aggregate amount of cash per share the Guarantor distributes to holders of its ordinary shares in the relevant annual period; provided that after the first adjustment made pursuant to this Section 3.1(d) in a particular annual period specified in the table below, the value of “C” for each subsequent adjustment pursuant to this Section 3.1(d) in the same annual period shall be the amount of the cash dividend or distribution causing such subsequent adjustment; and

T =                                                                              the Dividend Threshold Amount; provided that after the first adjustment made pursuant to this Section 3.1(d) in a particular annual period specified in the table below, the value of “T” for each subsequent adjustment pursuant to this Section 3.1(d) in the same annual period shall be zero.

“Dividend Threshold Amount” means the amount specified in the table below for each annual period commencing September 15 of the specified calendar year:

Annual Period Commencing September 15,	Dividend Threshold Amount (US$)
2010	0.23
2011	0.26
2012	0.29

The Dividend Threshold Amounts in the table above are subject to adjustment in a manner inversely proportional to adjustments to each of the Fixed Conversion Rates; provided that no adjustment will be made to the Dividend Threshold Amounts for any adjustment to the Fixed Conversion Rates under this Section 3.1(d).

If the amount of cash per share the Guarantor distributes to holders of its ordinary shares in the relevant annual period is equal to or greater than the current market price of the Guarantor’s ordinary shares on the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each Holder of a Bond shall receive, at the same time and upon the same terms as holders of the Guarantor’s ordinary shares, the amount of cash such Holder would have received as if such Holder owned a number of ordinary shares underlying a number of ADSs equal to the Maximum Conversion Rate in effect on the record date for the relevant dividend or distribution.

Any increase made under this Section 3.1(d) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution.  If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to make or pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Guarantor’s ordinary shares or ADSs and if and solely to the extent the cash and value of any other consideration included in the payment per share of the Guarantor’s ordinary shares or ADSs (divided, in the case of ADSs, by the number of the Guarantor’s ordinary shares represented by an ADS) exceeds the average of the daily VWAP of the Guarantor’s ADSs (divided, if applicable, by the number of Guarantor’s ordinary shares represented by an ADS) over the first consecutive 10 Trading Day period after, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 =                                                               the Fixed Conversion Rate in effect immediately prior to the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1 =                                                               the Fixed Conversion Rate in effect immediately after the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC =                                                                    the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for ordinary shares or ADSs purchased in such tender or exchange offer;

OS0 =                                                                 the number of the Guarantor’s ordinary shares outstanding immediately prior to the expiration date;

OS1 =                                                                 the number of the Guarantor’s ordinary shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =                                                                   the average of the Daily VWAP of the Guarantor’s ADSs (divided by the number of ordinary shares represented by an ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to each Fixed Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date and date of such conversion in determining the applicable Fixed Conversion Rate.

3.2                               Certain Terms.

(a)           As used in this Supplemental Indenture, “current market price” of an ordinary share of the Guarantor on any date means the average of the Daily VWAP of an ADS (divided by the number of ordinary shares represented by and ADS on the relevant Trading Day) for each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding such date.

(b)           As used in this Supplemental Indenture, “ex-dividend date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market regular way without the right to receive the issuance, dividend or distribution in question from the Guarantor or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(c)           As used in this Supplemental Indenture, “open of business” or “close of business” mean the open or close of business in The City of New York.

3.3                               Application of Adjustments.

(a)           Whenever any provision of the Indenture requires the Company to calculate the current market price, the Daily VWAPs of the Guarantor’s ordinary shares or ADSs or the applicable Fixed Conversion Rate over a span of multiple days (including, but not limited to, the Daily Conversion Amounts for determining the number of ADSs due upon mandatory conversion on the Stated Maturity Date and the ADS Price for purposes of a Fundamental Change), the Guarantor’s Board of Directors will make appropriate adjustments to account for any adjustment to the Fixed Conversion Rates that becomes effective, or any event requiring an adjustment to the Fixed Conversion Rates where the ex-dividend date of the event occurs, at any time during the period when the current market price, the Daily VWAPs or the applicable Fixed Conversion Rate are to be calculated.

(b)           In the event of: (i) any subdivision or split of the outstanding ADSs, (ii) any distribution of additional ADSs to holders of ADSs, and (iii) any combination of the outstanding ADSs into a smaller number of ADSs, the Company will adjust the Fixed Conversion Rates of the Bonds in effect immediately before the event triggering the adjustment so that the Holders of Bonds will be entitled to receive, upon conversion, the number of ADSs that they would have owned or been entitled to receive immediately following this event had the Bonds been exchanged for the corresponding ADS immediately before this event or any record date with respect to it.

(c)           If the Guarantor’s ordinary shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by the Guarantor, or the ADSs cease to be listed on the NYSE (and are not at that time listed on another United States national securities exchange), all references in this Supplemental Indenture to the ADSs will be deemed to have been replaced by a reference to the number of the Guarantor’s ordinary shares represented by the ADSs on the last day on which the ADSs were traded on the NYSE (or another United States national securities exchange), as adjusted, pursuant to the adjustment provisions in this Section 3, for any other property the ADSs represented as if the other property had been distributed to holders of the ADSs on that day.

(d)           The Company may make such increases in each Fixed Conversion Rate as the Company deems advisable in order to avoid or diminish any income tax to holders of the Guarantor’s ordinary shares resulting from any dividend or distribution of the Guarantor’s ordinary shares (or issuance of rights or warrants to acquire the Guarantor’s ordinary shares) or from any event treated as such for tax purposes or for any other reason.

(e)           Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/100,000th of an ADS.  Prior to the earlier of the Maturity Date and the date of a Fundamental Change, no adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least one percent in a Fixed Conversion Rate.  If any adjustment is not required to be made because it would not change a Fixed Conversion Rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earliest of the 25th Scheduled Trading Day immediately preceding September 15, 2013, the date of a Fundamental Change, or the date of any early conversion (whether at the Company’s option in accordance with Section 2.5, at the Holder’s option in accordance with Section 2.4 or upon an acceleration in connection with an event of default as provided in Section 7.2), adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(f)            The Fixed Conversion Rates will not be adjusted:  (i) upon the issuance of any ordinary shares of the Guarantor pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in ordinary shares of the Guarantor under any plan; (ii) upon the issuance of any ordinary shares of the Guarantor or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries; (iii) upon the issuance of any ordinary shares of the Guarantor pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Bonds were first issued; (iv) upon the issuance, offering, exercise, allocation, appropriation, modification or grant of any ordinary shares or other securities to, or for the benefit of, (A) employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Guarantor or any of its Subsidiaries or associated companies of any such person or to or for the benefit of, any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme or (B) any other person in connection with the Bokamoso ESOP Trust employee share option scheme, the empowerment transaction entered into with Izingwe Holdings (Proprietary) Limited and any other black economic empowerment transaction entered into by the Guarantor; (v) for a change solely in the par value of the Guarantor’s ordinary shares; or (vi) for accrued and unpaid interest, if any;

(g)           If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price, solely for the purpose of determining which clauses of Section 2.3(b) will apply in determining the Daily Conversion Amount on each Trading Day during the Observation Period.  Any such adjustment will be rounded to the nearest 1/10th of one cent.

(h)           The Company will have the power to correct any error in the adjustments set forth in this Section 3, and, absent manifest error, the Company’s action in so doing, as evidenced by a resolution of the Company’s Board of Directors or authorized committee thereof, will be final and conclusive.

3.4                               Notice of Adjustment.

Whenever the Fixed Conversion Rates (and, with respect to any Fundamental Change Conversion, the ADS Prices set forth in the table included in the definition of Fundamental Change Conversion Rate) are to be adjusted, the Company shall:  (i) compute such adjusted Fixed Conversion Rates and ADS Prices set forth in the table included in the definition of Fundamental Change Conversion Rate, and prepare and transmit to the Trustee an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and ADS Prices, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to a Fixed Conversion Rates and the ADS Prices (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Bonds of the occurrence of such event; and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rates and ADS Prices, provide, or cause to be provided, to the Holders of the Bonds a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and the ADS Prices, as applicable, was determined and setting forth such revised Fixed Conversion Rates and ADS Prices, as applicable.

4.                                      Conversion After Reorganization Event

4.1                               Reorganization Events.

(a)           In the event of:

(i)            any recapitalization, reclassification or change of the Guarantor’s ordinary shares (other than changes only in par value, conversion of the Guarantor’s ordinary shares of par value into ordinary shares of no par value or resulting from a subdivision or combination), including any Exempt Newco Scheme;

(ii)           any consolidation or merger of the Guarantor with or into another Person;

(iii)          any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Guarantor and its Subsidiaries; or

(iv)          any statutory exchange of the Guarantor’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the Guarantor’s outstanding ordinary shares;

in each case, as a result of which the Guarantor’s ordinary shares are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “reorganization event”), then, at and after the effective time of such reorganization event, each Bond outstanding immediately prior to such reorganization event will, without the consent of the Holders of the Bonds, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the ADSs received in such reorganization event (the “exchange property”); provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each ordinary share held immediately prior to such reorganization event by a Person, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make an election (or of all such holders if none makes an election).  If a date of conversion follows a reorganization event, the applicable Fixed Conversion Rate then in effect will be applied to the amount of such exchange property received per ordinary share (multiplied by the number of ordinary shares of the Guarantor represented by an ADS) in the reorganization event (a “unit of exchange property”), as determined in accordance with this section.  For the purpose of determining which clauses of Section 2.3(b) will apply on each Trading Day during the Observation Period and for the purpose of calculating the Daily Settlement Amount if

Section 2.3(b)(ii) is applicable, the value of a unit of exchange property will be determined in good faith by the Board of Directors of the Guarantor, except that if a unit of exchange property includes ordinary shares or shares of common stock that are traded (including as ADSs) on a U.S. national securities exchange, the value of such ordinary shares or common stock will be the Daily VWAP of such security on the relevant Trading Day.

(b)           Section 4.1(a) above shall similarly apply to successive reorganization events and the provisions of Section 3 shall apply to any shares of capital stock of the Guarantor (or any successor) received by the holders of the Guarantor’s ordinary shares in any such reorganization event.

(c)           The Guarantor (or any successor of the Guarantor) shall, as soon as reasonably practicable (but in any event within 10 days) after the occurrence of any reorganization event, provide written notice to the Holders of Bonds of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property.  Failure to deliver such notice shall not affect the operation of this Section 4.1.

(d)           In connection with any reorganization event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i)            In the case of a reorganization event in which the exchange property (determined, as appropriate, pursuant to the proviso of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “merger common stock”), the Dividend Threshold Amount at and after the effective time of such reorganization event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such reorganization event, divided by (y) the number of shares of merger common stock that a holder of one unit of Guarantor’s ordinary shares or ADS (divided, in the case of ADSs, by the number of Guarantor’s ordinary shares represented by an ADS) would receive in such reorganization event (such quotient rounded down to nearest cent).

(ii)           In the case of a reorganization event in which the exchange property (determined, as appropriate, pursuant to the proviso of subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of merger common stock, the Dividend Threshold Amount at and after the effective time of such reorganization event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such reorganization event, multiplied by (y) the merger valuation percentage for such reorganization event (such quotient rounded down to nearest cent).

(iii)          For the avoidance of doubt, in the case of a reorganization event in which the exchange property (determined, as appropriate, pursuant to the proviso of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such reorganization event shall be equal to zero.

(e)           For purposes of subsection (d) of this Section 4.1, the following terms shall have the following meanings:

(i)            The “last reported sale price” of the merger common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the merger common stock is traded.  If the merger common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” shall be the last quoted bid price for the merger common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc.  or a similar organization.  If the merger common stock is not so quoted, the “last reported sale price” shall be the average of the mid-point of the last bid and ask prices for the merger common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company or the Guarantor for this purpose.

(ii)           The “merger valuation percentage” for any reorganization event shall be equal to (x) the arithmetic average of the last reported sale prices of one share of such merger common stock over the relevant merger valuation period, divided by (y) the arithmetic average of the last reported sale prices of one unit of Guarantor’s ordinary shares or ADSs (divided, in the case of ADSs, by the number of Guarantor’s ordinary shares represented by an ADS and determined as if references to “merger common stock” in the definition of “last reported sale price” were references to the Guarantor’s ordinary shares or ADSs, as applicable) over the relevant merger valuation period.

(iii)          The “merger valuation period” for any reorganization event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such reorganization event.

5.                                      Automatic Cash Settlement; Cash True-Up In Certain Circumstances

5.1                               Automatic Cash Settlement.

Until the Approval Date, the Bonds are subject to automatic cash settlement as described in this Section 5.1.  Upon the occurrence of the Approval Date, the Company shall promptly notify the Trustee and the Holders that automatic cash settlement will no longer apply.  In connection with any conversion of Bonds that takes place prior to the Approval Date, the Company will deliver a cash amount in lieu of the number of ADSs that would otherwise be deliverable upon conversion, determined by multiplying such number of ADSs by (a) in the event of a Fundamental Change Conversion, the applicable ADS Price, (b) in the event of mandatory conversion on the Stated Maturity Date, the average of the Daily VWAP for each Trading Day in the Observation Period, and (c) in the event of any other conversion, the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days commencing on, and including, the Trading Day immediately following the date of conversion (such amount to be paid on the Business Day immediately following the last Trading Day of such five Trading Day period).

5.2                               Cash True-up in Certain Circumstances.

(a)           In the event that a Fundamental Change or adjustment in accordance with Section 3 hereof causes the maximum number of ADSs deliverable upon conversion of all then-outstanding Bonds to exceed the number of ADSs that can be issued upon the deposit of the then-remaining Reserved Shares, then upon any subsequent conversion, the Company may satisfy its obligation to deliver ADSs upon such a conversion by delivering a combination of ADSs and an amount of cash (the “true-up cash amount”) as follows:

(i)            In the event of any conversion of less than all the Bonds prior to the Stated Maturity Date, the number of ADSs to be delivered to a converting Holder will be equal to the product of the number of ADSs otherwise deliverable upon the conversion of such Holder’s Bonds and a fraction (which in any event shall not exceed 1), the numerator of which is the total then-remaining number of Reserved Shares immediately prior to the time of conversion, and the denominator of which is the total number of ADSs that would be deliverable (without regard to the application of this paragraph) in the event that all outstanding Bonds were converted into ADSs immediately prior to such time using the Maximum Conversion Rate (such product rounded down to the nearest whole number of ADSs).  The true-up cash amount will be calculated by subtracting the number of ADSs obtained from the calculation in the preceding sentence from the number of ADSs otherwise deliverable (prior to the application of this paragraph) upon the conversion of such Holder’s Bond, and multiplying the resulting number of ADSs by the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days commencing on, and including, the Trading Day immediately following the date on which the Company notifies Holders of the number of ADSs they will receive upon conversion (determined as described in this clause (i)).

(ii)           In the event of a conversion of all the Bonds on the same date occurring prior to the 25th Scheduled Trading Day immediately preceding September 15, 2013, the Company will deliver all of the ADSs that can be created from the then-remaining Reserved Shares pro rata among all Holders of Bonds, and the true-up cash amount will be calculated by subtracting such number of ADSs from the number of ADSs deliverable (without regard to the application of this paragraph) upon the conversion of such Holder’s Bond, and multiplying the resulting number of ADSs by the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days commencing on, and including, the Trading Day immediately following the date on which the Company notifies Holders of the number of ADSs they will receive upon conversion (determined as described in this clause (ii)).

(iii)          Upon mandatory conversion on the Stated Maturity Date, the Company will deliver all of the ADSs that can be created from the then-remaining Reserved Shares pro rata among all Holders of Bonds, and the true-up cash amount will be calculated by subtracting such number of ADSs from the number of ADSs deliverable (without regard to the application of this paragraph) upon the conversion of such Holder’s Bond as determined during the Observation Period, and multiplying the resulting number of ADSs by the average of the Daily VWAP of an ADS on each of the five consecutive Trading Days commencing on, and including, the Trading Day immediately following the date on which the Company notifies Holders of the number of ADSs they will receive upon conversion (determined as described in this clause (iii)).

(iv)          The amount of cash deliverable in respect of each Bond shall be calculated to the nearest cent, or, if there is no nearest cent, then to the next higher cent.

(b)           If the Company is required to make a cash true-up payment in connection with any conversion of Bonds:

(i)            in the event of an early conversion in accordance with Section 2.4, Section 2.5 or Section 2.6 hereof, the Company shall notify converting Holders of the number of ADSs they will receive upon conversion at or prior to the close of business on the Business Day immediately following the date of conversion, and the Company shall pay the cash true-up amount on the Business Day immediately following the last Trading Day of the five Trading Day period described in Section 5.2(a)(i) or Section 5.2(a)(ii) (as applicable);

(ii)           in the event of a conversion following an acceleration of the Maturity Date in connection with an Event of Default, the Company shall notify Holders of the number of ADSs they will receive upon conversion at or prior to the close of business on the Business Day immediately following the date of acceleration, and the cash true-up amount will become due and payable on the Business Day immediately following the last Trading Day of the five Trading Day period described in Section 5.2(a)(ii); and

(iii)          in the event of mandatory conversion on the Stated Maturity Date, the Company shall notify Holders of the number of ADSs they will receive upon conversion at or prior to the close of business on the Business Day immediately following the last Trading Day of the Observation Period, and the Company shall pay the cash true-up amount on the Business Day immediately following the last Trading Day of the five Trading Day period described in Section 5.2(a)(iii).

6.                                      Other Provisions

6.1                               No Early Redemption.

The Company shall not be permitted to redeem the Bonds prior to the Stated Maturity Date.  The provisions of Article Eleven of the Base Indenture shall not apply to the Bonds.  Nothing in this Section 6.1 shall operate to limit the Company’s right of early conversion in accordance with Section 2.5 hereof.

6.2                               Payment of Additional Amounts.

To the extent provided in Section 1005 of the Base Indenture, and subject to the limitations and exceptions set forth therein, the Company or the Guarantor will pay such Additional Amounts (as defined in the Base Indenture) as may be necessary to ensure that the net amounts receivable by Holders of Bonds after withholding or deduction for taxes will equal the amount that would have been payable in the absence of such withholding or deduction.  For the avoidance of doubt, any cash paid (in lieu of ADSs delivered) at maturity of the Bonds will be considered (x) “amounts receivable by Holders of Bonds” for purposes of this Section 6.2 and (y) payments of, or in respect of, principal of Securities for purposes of Section 1005 of the Base Indenture.

References in this Supplemental Indenture to the payment of the principal of or interest (including Deferred Interest) on or any make-whole or present value payment in respect of, any Bond of this series (or any payments pursuant to the Guarantee thereof) shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions herein and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

6.3                               Taxes.

The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of ADSs (or other securities) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of ADSs (or other securities) in a name other than that in which the Bonds so exchanged were registered, and no such transfer or delivery shall be made unless and until the Holder requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

6.4                               Defeasance.

The defeasance and covenant defeasance provisions of Article Fourteen of the Base Indenture shall not apply to the Bonds.

6.5                               Further Issuances.

The Company reserves the right to issue, from time to time, without the consent of the Holders of the Bonds, additional Bonds on terms and conditions identical to those of the Bonds so long as a sufficient number of authorized ordinary shares of the Guarantor is available to satisfy the conversion obligations with respect to such additional Bonds, which additional Bonds shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Bonds.

6.6                               Guarantee.

(a)           With respect to the Bonds only and for the benefit of only the Holders thereof, Section 204 of the Base Indenture is replaced with the following:

“For value received, ANGLOGOLD ASHANTI LIMITED, a corporation duly organized and existing under the laws of South Africa (herein called the “Guarantor”, which term includes any successor Person under the Base Indenture (the “Base Indenture”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture” and, as so supplemented, the “Indenture”) referred to in the Bond on which this Guarantee is endorsed), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in the Base Indenture, the performance and full and punctual payment of the Company’s obligations under the Indenture and the Bonds, whether for delivery of ADSs subject to the Shareholder Conversion Approval (as defined in the Supplemental Indenture), or the cash value thereof, upon conversion, or payment of interest or any of the amounts that may become due and payable in respect of the Bonds.

All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Isle of Man or South Africa or the jurisdiction of organization, tax residence or place of business of the Company, the Guarantor or any successor to the Company or the Guarantor, or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by the Isle of Man or South Africa or such other jurisdiction or any such subdivision or authority to be withheld or deducted.  In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Bond on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Base Indenture.

The Guarantee will be the Guarantor’s general, unsecured and subordinated obligation and will be subordinated to all of the Guarantor’s existing and future Indebtedness, as provided in Section 9.2 of the Supplemental Indenture.

The obligations of the Guarantor to the Holders of the Bonds and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Sixteen of the Base Indenture as modified by Section 6.6 of the Supplemental Indenture, and reference is hereby made to such Base Indenture and the Supplemental Indenture provisions for the precise terms of the Guarantee.

In the event of any inconsistency between the terms of this Guarantee and the provisions of the Indenture, the Indenture shall control.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Bond upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

ANGLOGOLD ASHANTI LIMITED

By:
Name:
Title:”

(b)           With respect to the Bonds only and for the benefit of only the Holders thereof, the first sentence of the second paragraph of Section 1601 of the Base Indenture is replaced with the following:

“The Guarantor hereby irrevocably and unconditionally guarantees to each Holder of the Bonds, the performance and full and punctual payment of all of the Company’s obligations under the Indenture and the Bonds, whether for delivery of ADSs or payment of interest (including any Deferred Interest and any Additional Amounts) or any other amounts that may become due and payable in respect of the Bonds.  Upon failure by the Company to perform any obligation or to punctually pay any amount when due, the Guarantor shall forthwith perform such obligation or pay the amount that is required to be paid and has not been paid.  The foregoing Guarantee is subject to the subordination provisions set forth in the Indenture relating to the Bonds.”

6.7                               Delivery of ADSs upon Maturity.

All ADSs (or other securities) deliverable to Holders upon the Maturity of the Bonds shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such securities to Holders and otherwise in the manner customary at such time for delivery of such securities and securities of the same type.

7.                                      Events of Default; Acceleration; Remedies

7.1                               Additional Events of Default.

In addition to the Events of Default set forth in Section 501 of the Base Indenture, the following shall constitute Events of Default with respect to the Bonds:

(a)           failure to deliver the ADSs or other consideration due upon conversion;

(b)           failure to give timely notice of a Fundamental Change as provided in Section 2.6(b), and continuation of such failure for a period of five Business Days; and

(c)           the Guarantee of the Bonds being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect or the Guarantor’s, or any Person’s acting on behalf of the Guarantor, denying or disaffirming the Guarantor’s obligations under the Guarantee.

7.2                               Mandatory Conversion upon Acceleration.

If the principal amount of the Bonds is declared due and payable as provided in Section 502 of the Base Indenture, then, to the extent permitted by applicable law, the Bonds will automatically convert into ADSs at the Maximum Conversion Rate (subject to adjustment as provided in Section 3), and the Holders thereof shall be entitled to receive all accrued and unpaid interest (including any Deferred Interest) to, but excluding, the date of acceleration and the present value of all remaining interest payments on the Bonds, including the interest payment due on September 15, 2013 (but excluding any accrued and unpaid interest to the date of acceleration), payable in cash and computed using a discount rate equal to the Treasury Yield plus 50 basis points.

7.3                               Collection of Indebtedness and Suits for Enforcement by Trustee.

References in Section 503 of the Base Indenture to interest shall include Deferred Interest, if any, and references in Section 503 of the Base Indenture to principal (and premium, if any), shall include consideration due upon conversion of the Bonds.

7.4                               Unconditional Right of Holders to Receive Conversion Consideration and Interest.

Notwithstanding any other provision in this Supplemental Indenture or Section 508 of the Base Indenture, the Holder of a Bond shall have the right, which is absolute and unconditional, to receive payment of the consideration deliverable upon conversion and (subject to Section 307 of the Base Indenture and Section 2.2 hereof) interest on such Bond on the respective due dates expressed in the Bonds and this Supplemental Indenture, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

7.5                               Waiver of Past Defaults Relating to Conversion Consideration.

References in Section 513 of the Base Indenture to the payment of the principal of (or premium, if any) or interest, if any, on any Security shall include consideration due upon conversion of the Bonds.

8.                                      Covenants

8.1                               Inapplicability of Certain Covenants and Provisions.

The covenants of the Company set forth in Section 1006 (Limitation on Liens) and Section 1007 (Limitation on Sale and Leaseback Transactions) of the Base Indenture shall not apply to the Bonds.  Sections 307(b), 308 and 312 and Articles Twelve and Thirteen of the Base Indenture shall not apply to the Bonds.

8.2                               ADSs Free and Clear.

With respect to the Bonds only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon conversion of a Bond pursuant to the Base Indenture and this Supplemental Indenture, the Holder of a Bond shall receive valid title to the ADSs (and, in the event a reorganization event has occurred and securities or other property are delivered, securities or other property) for which such Bond is at such time convertible pursuant to the Base Indenture and this Supplemental Indenture, free and clear of any and all liens, claims, charges and encumbrances whatsoever.  To the extent provided in Section 6.3, the Company will pay all taxes and charges with respect to the delivery of ADSs (and other securities) delivered in exchange for Bonds hereunder.

8.3                               Maintenance of Office or Agency.

With respect to any Bonds that are not in the form of a Global Bond, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, in accordance with Section 1002 of the Base Indenture.

8.4                               Form of Bonds.

The Bonds shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof.

9.                                      Subordination of the Bonds and the Guarantee

9.1                               Subordination of the Bonds.

(a)           Subordination.  The Company covenants and agrees, and each Holder of a Bond, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 9.1, the payment of the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of each and all of the Bonds are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all existing and future Company Senior Indebtedness.

(b)           Payment Over of Proceeds upon Dissolution, Etc.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company (each such event, if any, herein sometimes referred to as a “Company Proceeding”), then the holders of Company Senior Indebtedness shall be entitled to receive payment in full of Allocable Amounts of such Company Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Company Senior Indebtedness, before the Holders of the Bonds are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Bonds, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Company or any Subsidiary of the Company, and to that end holders of Company Senior Indebtedness shall be entitled to receive, for application to the payment of Allocable Amounts, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, that may be deliverable in respect of the Bonds in any such Company Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 9.1(b), the Trustee or a Holder of Bonds shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Allocable Amounts of all Company Senior Indebtedness are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Company Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Allocable Amounts of all Company Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Company Senior Indebtedness.

For purposes of this Section 9.1 only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include (i) ADSs (or a corresponding number of ordinary shares of the Guarantor) delivered in accordance with the conversion provisions of the Bonds; and (ii) shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Company Senior Indebtedness to substantially the same extent as the Bonds are so subordinated as provided in this Section 9.1.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Base Indenture shall not be deemed a Company Proceeding for the purposes of this Section 9.1(b) if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger or sale comply with the conditions set forth in Article Eight of the Base Indenture.

(c)           Prior Payment to Company Senior Indebtedness upon Acceleration of Bonds.  In the event that the Bonds are declared due and payable before the Stated Maturity Date, then and in such event the holders of the Company Senior Indebtedness outstanding at the time the Bonds so become due and payable shall be entitled to receive payment in full of all Allocable Amounts due on or in respect of such Company Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Company Senior Indebtedness, before the Holders of the Bonds are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Company or any Subsidiary of the Company; provided, however, that nothing in this Section 9.1(c) shall prevent the automatic conversion of the Bonds into ADSs (or a corresponding number of ordinary shares of the Guarantor) at the Maximum Conversion Rate as provided in this Supplemental Indenture.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 9.1(c), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section 9.1(c) shall not apply to any payment with respect to which Section 9.1(b) would be applicable.

(d)           No Payment When Company Senior Indebtedness in Default.  (i) In the event and during the continuation of any default in the payment of the principal of (or premium, if any) or interest on any Company Senior Indebtedness, or in the event that any event of default with respect to any Company Senior Indebtedness shall have occurred and be continuing, permitting such holder of Company Senior Indebtedness to declare due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Company or any Subsidiary of the Company, in each case unless and until all Allocable Amounts of such Company Senior Indebtedness are paid in full; provided, however, that nothing in this Section 9.1(d) shall prevent the automatic conversion of the Bonds into ADSs (or a corresponding number of ordinary shares of the Guarantor) at the Maximum Conversion Rate as provided in this Supplemental Indenture.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 9.1(d), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section 9.1(d) shall not apply to any payment with respect to which Section 9.1(b) or Section 9.1(c) would be applicable.

(e)           Payment Permitted if No Default.  Nothing contained in this Section 9.1 or elsewhere in this Supplemental Indenture or in the Bonds or the Guarantee shall prevent (i) the Company, at any time except during the pendency of any Company Proceeding referred to in Section 9.1(b) or under the conditions described in Sections 9.1(c) and 9.1(d), from making payments at any time of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or (ii) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or the retention of such payment by the Holders of Bonds if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Section 9.1.

(f)            Subrogation to Rights of Holders of Company Senior Indebtedness.  Subject to the payment in full of all amounts due or to become due on all Company Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Company Senior Indebtedness, the Holders of the Bonds shall be subrogated to the extent of the payments or distributions made to the holders of such Company Senior Indebtedness pursuant to the provisions of this Section 9.1 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Company Senior Indebtedness to substantially the same extent as the Bonds are subordinated to the Company Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Company Senior Indebtedness) to the rights of the holders of such Company Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Company Senior Indebtedness until the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Company Senior Indebtedness of any cash, property or securities to which the Holders of the Bonds or the Trustee would be entitled except for the provisions of this Section 9.1, and no payments over pursuant to the provisions of this Section 9.1 to the holders of Company Senior Indebtedness by Holders of the Bonds or the Trustee, shall, as among the Company, its creditors other than holders of Company Senior Indebtedness, and the Holders of the Bonds, be deemed to be a payment or distribution by the Company to or on account of the Company Senior Indebtedness.

(g)           Provisions Solely to Define Relative Rights.  The provisions of this Section 9.1 are and are intended solely for the purpose of defining the relative rights of the Holders of the Bonds on the one hand and the holders of Company Senior Indebtedness on the other hand.  Nothing contained in this Section 9.1 or elsewhere in this Supplemental Indenture or the Bonds or the Guarantee is intended to or shall (a) impair, as between the Company and the Holders of the Bonds, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Bonds principal of and (subject to Section 307 of the Base Indenture and Section 2.2 of this Supplemental Indenture) interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds and pay the consideration deliverable upon conversion of the Bonds, when and in the manner the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Bonds and creditors of the Company other then their rights in relation to the holders of Company Senior Indebtedness; or (c) prevent the Trustee or a Holder of Bonds from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture or the Base Indenture including, without limitation, filing and voting claims in any Company Proceeding, subject to the rights, if any, under this Section 9.1 of the holders of Company Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

9.2                               Subordination of the Guarantee.

(a)           Subordination.  The Guarantor covenants and agrees, and each Holder of a Bond, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 9.2, the obligations of the Guarantor under the Guarantee with respect to the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of each and all of the Bonds are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all existing and future Guarantor Indebtedness; provided that with respect to the payment of interest (including any Deferred Interest and Additional Amounts) and any make-whole or present value payment, the Guarantee shall not be subordinated to, and shall rank senior to, the Guarantor’s share capital and Guarantees by the Guarantor of share capital of any Subsidiary of the Guarantor.

(b)           Payment Over of Proceeds upon Dissolution, Etc.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Guarantor (each such event, if any, herein sometimes referred to as a “Guarantor Proceeding”), then the holders of Guarantor Indebtedness shall be entitled to receive payment in full of Allocable Amounts of such Guarantor Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Indebtedness, before the Holders of the Bonds are entitled to receive or retain any payment or distribution under the Guarantee of any kind or character, whether in cash, property or securities, on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Guarantor or any Subsidiary of the Guarantor, and to that end holders of Guarantor Indebtedness shall be entitled to receive, for application to the payment of Allocable Amounts, any payment or distribution of any kind or character, whether in cash, property or securities, that may be deliverable in respect of the Guarantee in any such Guarantor Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 9.2(b), the Trustee or a Holder of Bonds shall have received any payment or distribution under the Guarantee of assets of the Guarantor of any kind or character, whether in cash, property or securities, before all Allocable Amounts of all Guarantor Indebtedness are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Guarantor for application to the payment of all Allocable Amounts of all Guarantor Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Indebtedness.

For purposes of this Section 9.2 only, the words “any payment or distribution under the Guarantee of any kind or character, whether in cash, property or securities” shall not be deemed to include (i) ADSs (or a corresponding number of ordinary shares of the Guarantor) delivered in accordance with the conversion provisions of the Bonds; and (ii) capital stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Guarantor Indebtedness to substantially the same extent as the Guarantee is so subordinated as provided in this Section 9.2.  The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Base Indenture shall not be deemed a Guarantor Proceeding for the purposes of this Section 9.2(b) if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger or sale comply with the conditions set forth in Article Eight of the Base Indenture.

(c)           Prior Payment to Guarantor Indebtedness upon Acceleration of Bonds.  In the event that the Bonds are declared due and payable before the Stated Maturity Date, then and in such event the holders of the Guarantor Indebtedness outstanding at the time the Bonds so become due and payable shall be entitled to receive payment in full of all Allocable Amounts due on or in respect of such Guarantor Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Indebtedness, before the Holders of the Bonds are entitled to receive any payment or distribution under the Guarantee of any kind or character, whether in cash, properties or securities on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Guarantor or any Subsidiary of the Guarantor; provided, however, that nothing in this Section 9.2(c) shall prevent the automatic conversion of the Bonds into ADSs (or a corresponding number of ordinary shares of the Guarantor) at the Maximum Conversion Rate as provided in this Supplemental Indenture.

In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 9.2(c), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

The provisions of this Section 9.2(c) shall not apply to any payment with respect to which Section 9.2(b) would be applicable.

(d)           No Payment When Guarantor Indebtedness in Default.  (i) In the event and during the continuation of any default in the payment of the principal of (or premium, if any) or interest on any Guarantor Indebtedness, or in the event that any event of default with respect to any Guarantor Indebtedness shall have occurred and be continuing, permitting the holder of such Guarantor Indebtedness to declare due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution under the Guarantee of any kind or character, whether in cash, properties or securities shall be made by the Guarantor on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or on account of the purchase or other acquisition of Bonds by the Guarantor or any Subsidiary of the Guarantor, in each case unless and until all Allocable Amounts of such Guarantor Indebtedness are paid in full; provided, however, that nothing in this Section 9.2(d) shall prevent the automatic conversion of the Bonds into ADSs (or a corresponding number of ordinary shares of the Guarantor) at the Maximum Conversion Rate as provided in this Supplemental Indenture.

In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or a Holder of Bonds prohibited by the foregoing provisions of this Section 9.2(d), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

The provisions of this Section 9.2(d) shall not apply to any payment with respect to which Section 9.2(b) or Section 9.2(c) would be applicable.

(e)           Payment Permitted if No Default.  Nothing contained in this Section 9.2 or elsewhere in this Supplemental Indenture or in the Bonds or the Guarantee shall prevent (i) the Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 9.2(b) or under the conditions described in Sections 9.2(c) and 9.2(d), from making payments under the Guarantee at any time of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or (ii) the application by the Trustee of any money deposited with it hereunder to the payment under the Guarantee of or on account of principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds or the retention of such payment by the Holders of Bonds if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Section 9.2.

(f)            Subrogation to Rights of Holders of Guarantor Indebtedness.  Subject to the payment in full of all amounts due or to become due on all Guarantor Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Indebtedness, the Holders of the Bonds shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Indebtedness pursuant to the provisions of this Section 9.2 (equally and ratably with the holders of all Indebtedness of the Guarantor which by its express terms is subordinated to Guarantor Indebtedness to substantially the same extent as the Bonds are subordinated to the Guarantor Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Guarantor Indebtedness) to the rights of the holders of such Guarantor Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Indebtedness until the principal of and interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Indebtedness of any cash, property or securities to which the Holders of the Bonds or the Trustee would be entitled except for the provisions of this Section 9.2, and no payments over pursuant to the provisions of this Section 9.2 to the holders of Guarantor Indebtedness by Holders of the Bonds or the Trustee, shall, as among the Guarantor, its creditors other than holders of Guarantor Indebtedness, and the Holders of the Bonds, be deemed to be a payment or distribution by the Guarantor to or on account of the Guarantor Indebtedness.

(g)           Provisions Solely to Define Relative Rights.  The provisions of this Section 9.2 are and are intended solely for the purpose of defining the relative rights of the Holders of the Bonds under the Guarantee on the one hand and the holders of Guarantor Indebtedness on the other hand.  Nothing contained in this Section 9.2 or elsewhere in this Supplemental Indenture or the Bonds or the Guarantee is intended to or shall (a) impair, as between the Guarantor and the Holders of the Bonds, the obligations of the Guarantor under the Guarantee, which are absolute and unconditional, to pay to the Holders of the Bonds principal of and (subject to Section 307 of the Base Indenture and Section 2.2 of this Supplemental Indenture) interest (including any Deferred Interest and Additional Amounts) on and any make-whole or present value payment in respect of the Bonds and pay the consideration deliverable upon conversion of the Bonds as, when and in the manner the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Holders of the Bonds and creditors of the Guarantor other then their rights in relation to the holders of Guarantor Indebtedness; or (c) prevent the Trustee or a Holder of Bonds from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture or the Base Indenture including, without limitation, filing and voting claims in any Guarantor Proceeding, subject to the rights, if any, under this Section 9.2 of the holders of Guarantor Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

(h)           Holders Claims for Principal Amount Limited to Equity Rights.  Notwithstanding any other provision contained in this Section 9.2 or elsewhere in this Supplemental Indenture or the Bonds or the Guarantee, and regardless of whether Shareholder Conversion Approval has been obtained, with respect to the principal amount of the Bonds (but not interest (including any Deferred Interest and Additional Amounts), or any make-whole, or present value payment in respect of the Bonds), a Holder of Bonds shall be entitled to participate in the proceeds of the liquidation of the Guarantor in any Guarantor Proceeding only to the same extent as a holder of a number of the Guarantor’s ordinary shares equal to the number of ordinary shares underlying the ADSs such Holder of Bonds would have received upon conversion of such Bonds at the Maximum Conversion Rate.

9.3                               Trustee to Effect Subordination.

Each Holder of a Security, by acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in Section 9.1 and Section 9.2 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9.4                               No Waiver of Subordination Provisions.

No right of any present or future holder of Company Senior Indebtedness or Guarantor Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or the Guarantor with the terms, provisions and covenants of this Supplemental Indenture or the Base Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the immediately preceding paragraph, the holders of Company Senior Indebtedness and Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Bonds, without incurring responsibility to the Holders of the Bonds and without impairing or releasing the subordination provided in this Section 9 or the obligations hereunder of the Holders of the Bonds to the holders of Company Senior Indebtedness and Guarantor Indebtedness, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Company Senior Indebtedness and Guarantor Indebtedness, or otherwise amend or supplement in any manner Company Senior Indebtedness and Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Company Senior Indebtedness and Guarantor Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Company Senior Indebtedness or Guarantor Indebtedness; (iii) release any Person liable in any manner for the collection of Company Senior Indebtedness and Guarantor Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, the Guarantor and any other Person.

9.5                               Notice to Trustee.

The Company and the Guarantor shall give prompt written notice to the Trustee of any fact known to them which would prohibit the making of any payment to or by the Trustee in respect of the Bonds or the Guarantee.  Notwithstanding the provisions of this Section 9 or any other provision of this Supplemental Indenture or the Base Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Bonds or the Guarantee, unless and until a responsible officer of the Trustee shall have received written notice thereof from the Company or the Guarantor or a holder of Company Senior Indebtedness or Guarantor Indebtedness or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 9.5 at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest (including any Deferred Interest or Additional Amounts) on or any make-whole or present value payment on the Bonds), then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such monies and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 602 of the Base Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Company Senior Indebtedness or Guarantor Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Company Senior Indebtedness or Guarantor Indebtedness (or a trustee therefor).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Company Senior Indebtedness or Guarantor Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Company Senior Indebtedness or Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 9.5, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

9.6                               Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company or the Guarantor referred to in this Section 9, the Trustee, subject to the provisions of Section 602 of the Base Indenture, and the Holders of the Bonds shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which a Company Proceeding or Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Bonds, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Company Senior Indebtedness or Guarantor Indebtedness and other Indebtedness of the Company or the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

9.7                               Trustee Not Fiduciary.

The Trustee, in its capacity as trustee under the Base Indenture, as supplemented by this Supplemental Indenture, shall not be deemed to owe any fiduciary duty to the holders of Company Senior Indebtedness or Guarantor Indebtedness, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Bonds or to the Company or the Guarantor or to any other Person cash, property or securities to which any holders of Company Senior Indebtedness or Guarantor Indebtedness shall be entitled by virtue of this Section 9 or otherwise.  With respect to the holders of Company Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants or obligations as are specifically set forth in this Section 9 and no implied covenants or obligations with respect to holders of Company Senior indebtedness shall be read into the Base Indenture, as supplemented by this Supplemental Indenture against the Trustee.

9.8                               Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Section 9 with respect to any Senior Company Indebtedness and Guarantor Indebtedness which may at any time be held by it, to the same extent as any other holder of Company Senior Indebtedness or Guarantor Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Section 9 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Base Indenture.

9.9                               Section Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Section 9 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 9 in addition to or in place of the Trustee.

9.10                        Certain Conversions or Exchanges Deemed Payment.

For purposes of this Section 9 only, (i) the issuance and delivery of junior securities upon conversion or exchange of Bonds shall not be deemed to constitute a payment or distribution on account of the principal of or interest (including any Deferred Interest or Additional Amounts) on or any make-whole or present value payment on the Bonds or pursuant to the Guarantee or on account of the purchase or other acquisition of Bonds, and (ii) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Bond shall be deemed to constitute payment on account of the principal of such Bond.  For the purposes of this Section 9.10, the term “junior securities” means (a) shares of capital stock of any class of the Company or the Guarantor and (ii) securities which are subordinated in right of payment to all Company Senior Indebtedness or Guarantor Indebtedness, as the case may be, which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Bonds and the Guarantee are so subordinated as provided in this Section 9.

10.                               Supplemental Indentures

10.1                        Supplemental Indentures Without Consent of Holders.

In addition to any permitted supplement to the Indenture pursuant to Section 901 of the Base Indenture, the Company, the Guarantor and the Trustee, at any time and from time to time, may amend the Indenture or the Bonds without the consent of any Holder of the Bonds: (a) in order to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or (b) to conform this Supplemental Indenture and the form or terms of the Bonds to the provisions in the section entitled

“Description of Bonds” as set forth in the preliminary prospectus supplement dated September 15, 2010 and the related pricing term sheet, each in connection with the offering and sale of the Bonds.

10.2                        Supplemental Indentures With Consent of Holders.

Notwithstanding Section 10.1 and in addition to the provisions of Section 902 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby, other than to conform this Supplemental Indenture and the form or terms of the Bonds to the section entitled “Description of Bonds” as set forth in the preliminary prospectus supplement and the pricing term sheet, each dated September 15, 2010, relating to the offering and sale of the Bonds:  (a) make any change that adversely affects the conversion rights of any Bonds, (b) reduce the Fixed Conversion Rates or the Fundamental Change Conversion Rate, (c) make any change that adversely affects the obligation to pay the present value of future interest payments in certain circumstances as provided herein, (d) amend or modify in any manner adverse to the Holders the Company’s obligation to make any delivery or payment upon conversion, whether by supplemental indenture or other amendment or waiver of provisions in the covenants or definitions related to the Bonds or otherwise, or (e) make any change that adversely affects the absolute and unconditional right of Holders to institute suit for the enforcement of right to receive payment of the consideration deliverable upon conversion and (subject to Section 307 of the Base Indenture and Section 2.2 hereof) interest on such Bonds on the respective due dates expressed in the Bonds and this Supplemental Indenture, and to institute suit for the enforcement of any such payment, pursuant to Section 7.3 hereof.

11.                               Miscellaneous

11.1                        Separability of Invalid Provisions.

In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

11.2                        Execution in Counterparts.

This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

11.                               The Trustee

(a)           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

(b)           Except for calculations of regular payments of interest on Interest Payment Dates, which shall be made by the Trustee, all calculations under this Supplemental Indenture shall be made by the Company or its agent and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  The Company or its agent will be responsible for making all other calculations and determinations called for under this Supplemental Indenture.  The Company or its agent will make these calculations and determinations in good faith, and, absent manifest error, such calculations and determinations will be final and binding on the Holders, and the Trustee shall have no responsibility with respect thereto.  The Company will provide a schedule of these calculations and determinations to the Trustee and the Trustee shall be entitled to rely conclusively upon the accuracy of these calculations without independent verification thereof.

(c)           The Trustee shall not at any time be under any duty or responsibility to any Holder of Bonds to determine whether any facts exist that may require any adjustment of the Fixed Conversion Rates, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee shall not be accountable with respect to the validity or value (of the kind or amount) of any securities or property, that may at any time be issued or delivered upon the conversion of any Bond; and it does not make any representation with respect thereto.  The Trustee shall not be responsible for any failure of the Company or the Guarantor to make any cash payment or to issue, transfer or deliver any ordinary shares or share certificates or other securities or property upon the surrender of any Bond for the purpose of conversion; and the Trustee shall not be responsible or liable for any failure of the Company or the Guarantor to comply with any of the covenants of the Company or the Guarantor contained in this Supplemental Indenture.  The Trustee shall be fully protected in relying upon the Officers’ Certificate furnished pursuant to this Supplemental Indenture.

12.                               Conversion Agent

12.1                        Appointment of Conversion Agent.

The Company initially appoints the Trustee as Conversion Agent.  The Company may terminate the appointment of any Conversion Agent or appoint additional or other Conversion Agents.

12.2                        Trustee’s Disclaimer.

The Trustee (including in its capacity as Conversion Agent) has no duty to determine when an adjustment to the conversion rate under Section 3 hereof should be made, how it should be made or what it should be.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Bonds.  The Trustee shall not be responsible for the Company’s failure to comply with Section 3 hereof or its failure to make any calculations under this Supplemental Indenture.

[signature page follows]

In witness whereof, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf, all as of the day and year first written above.

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:
Name:
Title:

ANGLOGOLD ASHANTI LIMITED

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Signature Page to First Supplemental Indenture

EXHIBIT A

[INCLUDE IF BOND IS A GLOBAL BOND:  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE BASE INDENTURE.]

Form of Bond

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

6.00% Mandatory Convertible Subordinated Bonds due 2013

Guaranteed By
ANGLOGOLD ASHANTI LIMITED

No. [ ]	US$[ ]
CUSIP No. [ ]
ISIN No. [ ]

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC, a company organized under the laws of the Isle of Man (herein called the “Company”, which term includes any successor Person under the Indenture (as defined below) hereinafter referred to), for value received, hereby promises to deliver to the Holders of the Bonds, with respect to each US$50.00 principal amount, on the Stated Maturity Date (as defined in the Supplemental Indenture hereinafter referred to), unless converted prior to September 15, 2013 as provided in the Supplemental Indenture, a number of American Depositary Shares (“ADSs”) each representing one ordinary share of ANGLOGOLD ASHANTI LIMITED (herein called the “Guarantor” which term includes any successor Person under the Indenture hereinafter referred to) at the conversion rate described in the Supplemental Indenture (or, in certain limited circumstances, the cash value thereof), and to pay interest on the principal amount hereof from September 22, 2010 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, quarterly in arrears on March 15, June 15, September 15 and December 15 in each year, commencing December 15, 2010 (each, an “Interest Payment Date”), at the rate of 6.00% per annum, until principal hereof is satisfied in the manner provided herein.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond is registered at the close of business on March 1, June 1, September 1 and December 1, each, a “Regular Record Date” for such interest.  The Company may at its sole discretion elect to defer any interest to be paid on any of the Interest Payment Dates, and may extend any period in which any interest payment has been so deferred (a “Deferral Period”) at any time or from time to time, provided that (i) the Company is not then in default in payment of interest at the time deferral is elected, (ii) notice is given as provided in the Indenture (as defined on the reverse hereof), (iii) Deferral Periods shall end no later than the Stated Maturity Date, and (iv) any Deferral Period shall end on an Interest Payment Date.  During any Deferral Period interest shall continue to accrue, and at the end of a Deferral Period the Company shall pay all Deferred Interest then accrued and unpaid, together with interest on the accrued and unpaid Deferred Interest, to the extent permitted by applicable law, at a rate equal to 6.00% calculated on the basis of a 360-day year of twelve 30-day months.

Payment of interest (including any Deferred Interest and Additional Amounts) and any make-whole or present value payments payable in cash on this Bond will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authentication Agent by manual signature of an authorized signatory, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated:          September 22, 2010

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Global Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:  September 22, 2010

This is one of the Bonds of the series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

Signature Page to Global Note

FORM OF GUARANTEE

For value received, ANGLOGOLD ASHANTI LIMITED, a corporation duly organized and existing under the laws of South Africa (herein called the “Guarantor”, which term includes any successor Person under the Base Indenture (the “Base Indenture”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture” and, as so supplemented, the “Indenture”) referred to in the Bond on which this Guarantee is endorsed), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in the Base Indenture, the performance and full and punctual payment of the Company’s obligations under the Indenture and the Bonds, whether for delivery of ADSs subject to the Shareholder Conversion Approval (as defined in the Supplemental Indenture), or the cash value thereof, upon conversion, or payment of interest or any of the amounts that may become due and payable in respect of the Bonds.

All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Isle of Man or South Africa or the jurisdiction of organization, tax residence or place of business of the Company, the Guarantor or any successor to the Company or the Guarantor, or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by the Isle of Man or South Africa or such other jurisdiction or any such subdivision or authority to be withheld or deducted.  In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Bond on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Base Indenture.

The Guarantee will be the Guarantor’s general, unsecured and subordinated obligation and will be subordinated to all of the Guarantor’s existing and future Indebtedness, as provided in Section 9.2 of the Supplemental Indenture.

The obligations of the Guarantor to the Holders of the Bonds and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Sixteen of the Base Indenture as modified by Section 6.6 of the Supplemental Indenture, and reference is hereby made to such Base Indenture and the Supplemental Indenture provisions for the precise terms of the Guarantee.

In the event of any inconsistency between the terms of this Guarantee and the provisions of the Indenture, the Indenture shall control.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Bond upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

A-5

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

A-6

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

ANGLOGOLD ASHANTI LIMITED

By:
Name:
Title:

By:
Name:
Title:

REVERSE OF GLOBAL BOND

This Bond is one of a duly authorized issue of securities of the Company (herein called the “Bond”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of September 22, 2010, among the Company, AngloGold Ashanti Limited, as Guarantor (herein called the “Guarantor”, which term includes any successor Person under the Indenture) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, as so supplemented, the “Indenture”) dated as of September 22, 2010 among the Company, the Guarantor and the Trustee.  This Bond is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$789,086,750.

The Company may, without the consent of the Holders of the Bonds of any series, issue additional bonds of one or more series having the same ranking and same interest rate, maturity date, conversion terms and other terms as the Bonds except for the price to the public and issue date.  Any additional bonds, together with the Bonds, will constitute a single series of securities under the Indenture.  There is no limitation on the amount of the Bonds or other debt securities that the Company may issue under the Indenture.

The Bonds will be general, unsecured and subordinated obligations of the Company, subordinated in right of payment to all of the existing and future Company Senior Indebtedness and ranking senior to all of the Company’s existing and future share capital, as provided in Section 9.1 of the Supplemental Indenture.

The Bonds of this series are issuable only in registered form without coupons in minimum denominations of US$50 and integral multiples of US$50 in excess thereof.  The Bonds will initially be issued in the form of one or more global Bonds (each, a “Global Bond”).  Except as provided in the Indenture, a Global Bond shall not be exchangeable for one or more definitive Bonds.

If an Event of Default with respect to Bonds of this series occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Bonds of this series may declare the principal of all of the Bonds of this series to be due and payable in the manner and with the effect provided in the Indenture.

References herein to the payment of the principal of or interest (including Deferred Interest) on or any make-whole or present value payment in respect of, any Bond of this series (or any payments pursuant to the Guarantee thereof) shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions herein and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The Bonds shall, subject to certain conditions set forth in the Supplemental Indenture, automatically convert on the Stated Maturity Date into a number of Guarantor’s ADSs determined as provided in Section 2.3(b) of the Supplemental Indenture, subject to full or partial cash settlement pursuant to Section 5 of the Supplemental Indenture.  In addition to the ADSs issuable upon conversion of the Bond, Holders of Bonds will have the right to receive on the Stated Maturity Date an amount in cash equal to all accrued and unpaid interest on the Bonds (including Deferred Interest) to, but excluding, September 15, 2013.

Holders of the Bonds shall have the right to convert their Bonds, in whole or in part, at any time from the Optional Conversion Commencement Date until the 25th Scheduled Trading Day immediately preceding September 15, 2013 at the Minimum Conversion Rate subject to certain conditions set forth in the Indenture.  In addition to the number of ADSs issuable upon conversion, a Holder who elects to convert Bonds early shall have the right to receive an amount equal to any Deferred Interest to, but excluding, the Interest Payment Date preceding the date of conversion.

The Company shall have the right to convert the Bonds at its option, in whole but not in part, at any time after the Approval Date and on or before the 25th Scheduled Trading Day immediately preceding September 15, 2013 upon not less than 20 Trading Days’ nor more than 30 Trading Days’ prior notice to the Holders of the Bonds at the Maximum Conversion Rate plus accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of conversion plus the present value of all remaining interest payments determined as provided in the Supplemental Indenture.

If a Fundamental Change occurs at any time after the initial issuance of the Bonds up to, and including, the 25th Scheduled Trading Day immediately preceding September 15, 2013, then, regardless whether Shareholder Conversion Approval has been obtained, but subject to certain conditions set forth in the Supplemental Indenture, Holders of the Bonds shall be permitted to convert their Bonds, in whole or in part, at any time during the period beginning on the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of September 15, 2013 and the date that is 20 Business Days after the Effective Date of such Fundamental Change at the Fundamental Change Conversion Rate, plus an amount payable in cash equal to accrued and unpaid interest (including Deferred Interest) to, but excluding, the date of conversion, and the present value of all remaining interest payments on the Bonds determined as provided in the Supplemental Indenture.

If the principal amount of the Bonds is declared due and payable pursuant to Section 502 of the Base Indenture, then, to the extent permitted by applicable law, the Bonds will automatically convert into ADSs at the Maximum Conversion Rate, and the Holders thereof shall be entitled to receive all accrued and unpaid interest (including any Deferred Interest) to, but excluding, the date of acceleration and the present value of all remaining interest payments on the Bonds determined as provided in the Supplemental Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantor and the rights of the Holders of the Bonds of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Bonds at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Bonds of each series at the time Outstanding, on behalf of the Holders of all Bonds of such series to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

Prior to due presentation of this Bond for registration of transfer, the Company, the Guarantor, the Trustee, and any agent of the Company or the Guarantor or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and none of the Company, the Guarantor, the Trustee, or any such agent shall be affected by notice to the contrary.  None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Bond in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Nothing shall prevent the Company, the Guarantor, the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Bond or impair, as between such depositary and owners of beneficial interests in such Global Bond, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Bond.

This Bond shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.  To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Bond shall be US$[          ].  The following decreases/increases in the principal amount of this Bond have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

Exhibit B

FORM OF OPTIONAL EARLY CONVERSION NOTICE

AngloGold Ashanti Holdings Finance plc

The Bank of New York Mellon

Re:  6.00% Mandatory Convertible Subordinated Bonds due 2013

CONVERSION NOTICE (CUSIP [  ])

Reference is hereby made to the Indenture, dated as of September 22, 2010 (the “Base Indenture”), between AngloGold Ashanti Holdings Finance plc, as issuer (the “Company”), AngloGold Ashanti Limited (the “Guarantor”) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, as so supplemented, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                         (the “Owner”) owns and proposes to convert the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of US$                 in such Bond[s] or interests (the “Optional Early Conversion”) pursuant to Section 2.4 or Section 2.6 of the Supplemental Indenture.  In connection with the Optional Early Conversion, the Owner hereby certifies that, as Owner of this Bond, he/she hereby irrevocably exercises the option to convert this Bond, or such portion of this Bond in the principal amount designated above, into the number of ADSs of the Guarantor at the Minimum Conversion Rate, in the case of conversion pursuant to Section 2.4, or the Fundamental Change Conversion Rate, in the case of conversion pursuant to Section 2.6, in effect on the date of conversion.  The Owner directs that such ADSs (if any), together with a check in payment for any cash deliverable pursuant to the automatic cash settlement or cash true-up provisions set forth in Section 5 of the Supplemental Indenture, any fractional shares, accrued and unpaid interest (including Deferred Interest), if any, and, in the case of conversion pursuant to Section 2.6, the present value of all remaining interest payments, and any Bonds representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below.  If ADSs are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.  Any amount required to be paid by the undersigned on account of interest accompanies this Bonds.

Dated:

Signature(s)

B-1

If ADSs or Bonds are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Bond is to be converted, please indicate:

1.  Principal amount to be converted: US$

2.  Principal amount and denomination of Bonds representing unpurchased principal amount to be issued:

Amount: US$	Denominations: US$

(US$50 or any integral multiple of US$50 in excess thereof, provided that the unconverted portion of such principal amount is US$50 or any integral multiple of US$50 in excess thereof.)

B-2